Calculation of Filing Fee Tables
S-8
Riot Platforms, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, no par value per share	Other	15,000,000	$ 27.03	$ 405,450,000.00	0.0001381	$ 55,992.64
Total Offering Amounts:						$ 405,450,000.00		$ 55,992.64
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 55,992.64
Offering Note
[1]	(i) Riot Platforms, Inc., a Nevada corporation, (the "Registrant") is filing this Registration Statement on Form S-8 to register 15,000,000 shares of its common stock, no par value per share (the "Common Stock"), for issuance under the Registrant's 2019 Equity Incentive Plan, as amended (the "2019 Equity Plan"), which shares were reserved for issuance thereunder pursuant to the Seventh Amendment to the Equity Plan, as approved by the Compensation and Human Resources Committee of the Board of Directors of the Registrant on March 26, 2026, and by the stockholders of the Registrant at the 2026 annual meeting of the Registrant's stockholders held on June 9, 2026. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover an indeterminate number of additional shares of the Registrant's Common Stock as may become issuable pursuant to the anti-dilution and other adjustment provisions of the 2019 Equity Plan by reason of any stock split, stock dividend, recapitalization or similar transaction effected without the receipt of consideration that results in a change in the number of outstanding shares of the Registrant's Common Stock. (ii) The proposed maximum aggregate offering price per unit and the maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee covering the additional 15,000,000 shares of Common Stock to be registered pursuant to this Registration Statement on Form S-8 in accordance with Rules 457(c) and (h) of the Securities Act, based on the average of the high and low prices of the Registrant's Common Stock, as reported on the Nasdaq Capital Market on June 25, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources